Exhibit 99.1


                          TRACER PETROLEUM CORPORATION

                             2000 STOCK OPTION PLAN

                                                         Effective June 19, 2000

1.    Purposes of the Plan.

      The purposes of this Plan are to (i) attract and retain the best available personnel for positions of responsibility within Tracer Petroleum Corporation (the "Company"), (ii) provide additional incentives to Employees, Directors and Consultants of the Company, (iii) provide Employees, Directors, and Consultants of the Company with an opportunity to acquire a proprietary interest in the Company to encourage their continued provision of services to the Company, and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Company's business and increases in shareholder value, and (iv) generally to promote the success of the Company's business and the interests of the Company and all of its stockholders, through the grant of options to purchase Shares.

      Incentive benefits granted hereunder are Non-qualified Stock Options. The Options granted shall be reflected in the terms of a written Incentive Agreement. No Option granted hereunder shall be effective until an Incentive Agreement with respect to such Option is executed by both the Company and the Participant.

2.    Definitions.

      As used herein, the following definitions shall apply:

      2.1 "Board" shall mean the Board of Directors of the Company.

      2.2 "Change of Control" means a change in ownership or control of the Company effected through any of the following transactions:

            (a) the direct or indirect acquisition by any person or related group of persons (other than by the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders, or other transaction, in each case which the Board does not recommend such shareholders to accept; or

            (b) a change in the composition of the Board over a period of 24 consecutive months or

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less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

            (c) a Corporate Transaction as defined below.

      2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

      2.4 "Committee" shall mean the Committee appointed by the Board in accordance with Section 4.1 of the Plan, if one is appointed.

      2.5 "Company" shall mean Tracer Petroleum Corporation, a Canadian corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code.

      2.6 "Consultants" and "Advisors" shall include any third party (and/or employees or principals thereof) retained or engaged by the Company to provide ongoing consulting services to the Company pursuant to a written contract, including any consulting company wholly owned by such person; provided that such consultant: (a) possess technical, business, management, or legal expertise of value to the Company or an affiliate; (b) spends a significant amount of time and attention on the business and affairs of the Company; and (c) has a relationship with the Company or an affiliate that enables the individual to have knowledge concerning the business and affairs of the Company.

      2.7 "Corporate Transaction" means any of the following shareholder-approved transactions to which the Company is a party:

            (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

            (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

            (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

      2.8 "Date of Grant" means the date specified by the Board or the Committee on which a grant of Options shall become effective.


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      2.9 "Director" shall mean a member of the Board.

      2.10 "Effective Date" shall have the meaning ascribed thereto in Section
6.

      2.11 "Employee" shall mean any employee or Officer of the Company. For purposes of Section 7 hereof, the term "Employee" shall also include Directors, Consultants and Advisors.

      2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      2.13 "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Shares determined by the Board or the Committee in such manner as it may deem equitable for Plan purposes but, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Shares, the Fair Market Value per share shall be the average of the bid and asked prices of the Shares on the Date of Grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System - Small Cap or National Markets or the National Association of Security Dealers Over the Counter Bulletin Board).

      2.14 "Incentive Agreement" shall mean the written agreement between the Company and the Participant relating to Options granted under the Plan.

      2.15 "Officer" shall mean any officer of the Company.

      2.16 "Non-qualified Stock Option" means an Option that is not intended to qualify as a Tax-Qualified Option (as defined in the Code) and granted pursuant to the Plan.

      2.17 "Option" means the right to purchase Shares from the Company upon the exercise of a Non-qualified Stock Option granted pursuant to Section 7 of this Plan.

      2.18 "Option Price" means the purchase price payable upon the exercise of an Option.

      2.19 "Optioned Stock" shall mean the Shares subject to an Option.

      2.20 "Option Term" shall have the meaning ascribed to it in Section 7.3.

      2.21 "Optionee" shall mean an Employee, Director, Consultant or Advisor of the Company who has been granted one or more Options.

      2.22 "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      2.23 "Participant" means a person who is selected by the Board or a Committee to receive


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benefits under this Plan and (i) is at that time an Employee, Officer, Director, or a Consultant or Advisor, to the Company, or (ii) has agreed to commence serving in any such capacity.

      2.24 "Plan" shall mean this 2000 Stock Option Plan, as amended from time to time in accordance with the terms hereof.

      2.25 "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Exchange Act, or any successor rule to the same effect.

      2.26 "Shares" shall mean (i) shares of the Common Stock, no par value, of the Company described in the Company's Articles of Incorporation, as amended, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 8 of this Plan, in each case as the same may be adjusted pursuant to Section 8 of this Plan.

      2.27 "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      2.28 "Tax Date" shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option.

      2.29 "Termination Date" shall have the meaning ascribed thereto in Section 11.

3.    Shares Subject to the Plan.

      Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold or otherwise awarded under the Plan is 4,000,000 shares. Any Shares available for grants and awards at the end of any calendar year shall be carried over and shall be available for grants and awards in the subsequent calendar year.

For the purposes of this Section 3:

      3.1 Upon expiration or cancellation of any award granted under this Plan, any Shares that were covered by such award shall again be available for issuance or transfer hereunder.

      3.2 Shares covered by any award granted under this Plan shall be deemed to have been issued, and shall cease to be available for future issuance in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or the time when dividends or dividend equivalents are paid thereon.


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4.    Administration of the Plan.

      4.1 Procedure.

            (a) The Board shall administer the Plan; provided, however, that the Board may appoint a Committee consisting solely of two (2) or more "non-Employee Directors" to administer the Plan on behalf of the Board, in accordance with Rule 16b-3.

            (b) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the Committee not to satisfy the requirements of Rule 16b-3.

            (c) A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

            (d) Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this
Section 4.

      4.2 Power of the Board or the Committee or a Designated Officer

            (a) Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Options to Participants; (ii) to determine, upon review of relevant information and in accordance with Section
2.13 of the Plan, the Fair Market Value of the Shares; (iii) to determine the Option Price per share of Options to be granted, which Option Price shall be determined in accordance with Section 7.4 of the Plan; (iv) to determine the number of Shares to be represented by each Option; (v) to determine the Participants to whom, and the time or times at which, Options shall be granted;
(vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the Optionee thereof, modify or amend such Option; (ix) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (xi) to accept or reject the election made by an Optionee pursuant to Section 7.5 of the Plan; (xii) to impose such additional conditions, as it deems advisable, as to the vesting and exercise of any Options granted pursuant to the Plan, including, but not limited to performance criteria, and (xiii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (b) The Board or a Committee may delegate to an Officer of the Company the authority to make decisions pursuant to this Plan, provided that no such delegation may be made that would cause any


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award or other transaction under the Plan to cease to be exempt from Section
16(b) of the Exchange Act. A Committee may authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee.

      4.3 Effect of Board or Committee Decisions. All decisions and determinations and the interpretation and construction by the Board or a Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Options and any determination by the Board or a Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final, binding and conclusive with respect to all Participants and/or Optionees and any other holders of any Option granted under the Plan. No member of the Board or a Committee shall be liable for any such action taken or determination made in good faith.

5.    Eligibility.

      Consistent with the Plan's purposes, Options may be granted only to such Directors, Officers, Employees, Consultants and Advisors of the Company as determined by the Board or a Committee. All Directors, Officers, Employees, Consultants and Advisors of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Board or a Committee in its sole discretion, are eligible to be Participants in the Plan. The granting of an Option to a Participant shall not entitle the Participant to, nor disqualify the Participant from, being granted an additional Option.


6.    Board Approval; Effective Date.

      The Plan shall take effect on July 17, 2002 (the "Effective Date") , the date on which the Board approved the Plan. No Option may be granted after the Termination Date as hereinafter defined.

7.    Options.

      The Board or the Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Board or the Committee may determine in accordance with the following provisions:

      7.1 Options to be Granted; Terms.

            (a) Options granted pursuant to this Section 7 will be Non-qualified Stock Options. The Board or the Committee shall determine the specific terms of Options.

            (b) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting or advisory services, of the Optionee by the Company or any Subsidiary, or such other conditions as the Board or the Committee may provide, that are necessary before the Options or installments thereof shall become exercisable.


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            (c) Any grant of an Option may provide for the payment to the
Optionee of dividends equivalent thereon in cash or Shares on a current, deferred or contingent basis, or the Board or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

      7.2 Number of Shares Subject to Options. Each grant shall specify the number of Shares to which it pertains. Successive grants may be made to the same Optionee regardless of whether any Options previously granted to the Optionee remain unexercised.

      7.3 Term of Option; Earlier Termination. Subject to the further provisions of this Section 7, unless otherwise provided in the Incentive Agreement, the term (the "Option Term") of each Option shall be two (2) years from the Date of Grant, provided that no grant shall be effective until the Company and the Participant have executed and delivered an Incentive Agreement.

      7.4 Exercise Price. Each grant shall specify an Option Price per Share for the Shares to be issued pursuant to exercise of an Option, which shall be determined by the Board or the Committee, and shall be no less than the Fair Market Value per share on the Date of Grant.

         7.5 Payment for Shares. The Option Price of an exercised Option and any taxes attributable to the delivery of Shares under the Plan, or portion thereof, shall be paid as follows:

            (a) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of United States currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) cancellation of debt, (iv) any other legal consideration that the Board or the Committee may deem appropriate, including without limitation any form of consideration authorized pursuant to this Section 7 on such basis as the Board or the Committee may determine in accordance with this Plan, and (v) any combination of the foregoing. The Board (or Committee) in its sole discretion may permit a so-called "cashless exercise" of an Option.

            In the event of a cashless exercise of an Option, the Company shall issue the Optionee the number of Shares determined as follows:

            X = Y (A-B)/A where:

            X = the number of Shares to be issued to the Optionee.

            Y = the number of Shares with respect to which the Option is being exercised.

            A = the average of the closing sale prices of the Shares for the five (5) Trading Days


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            immediately prior to (but not including) the Date of Exercise, or in the absence thereof, the Fair Market Value on the Date of Exercise.

            B = the Option Price.

            (b) Any grant may allow for deferred payment of the Option Price through a sale and remittance procedure by which an Optionee shall provide concurrent irrevocable written instructions to (i) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Shares, and (ii) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale transaction.

            (c) The Board or Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

      7.6 Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of an Option. No adjustment will be made for a dividend or the right thereto for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 of the Plan.

      7.7 Loans or Installment Payments; Bonuses.

            (a) The Board or the Committee may, in its discretion, assist any Optionee in the exercise of one or more awards under the Plan, including the satisfaction of any federal, provincial, local and foreign income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such Optionee; or (ii) permitting the Optionee to pay the Option Price for the purchased Shares in installments; or (iii) a guaranty by the Company of a loan obtained by the Participant from a third party; or (iv) granting a cash bonus to the Optionee to enable the Optionee to pay federal, state, local and foreign income and employment tax obligations arising from an award.

            (b) Any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Board or the Committee specifies in the applicable Incentive Agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the Option Price of the acquired Shares (less the par value of such Shares) plus any federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such Shares. The amount of any bonus shall be determined by the Board or the Committee in its sole discretion under the circumstances.


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            (c) The Board or the Committee may, in its sole discretion, determine that one or more loans extended under this Section 7.7 shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Board or the Committee may deem appropriate; provided, however, that the Board or the Committee shall not forgive that portion of any loan owed to cover the par value of the Shares.

            (d) Any Shares purchased and paid for as provided in this Section
7.7 must be held by a trustee duly appointed by the Company until such time as the Shares have been paid for in full.

      7.8 Exercise of Option.

            (a) Procedure for Exercise.

                  (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board or the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part.

                  (ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7.5 of the Plan.

                  (iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Status as an Employee. Unless otherwise provided in an Incentive Agreement, if an Employee's employment by the Company is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board or due to death or disability, then the Option, to the extent not exercised, shall terminate on the date on which the Employee receives notice that the Employee's employment by the Company is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may after the date such Employee ceases to be an employee of the Company, exercise his or her Option at any time within thirty (30) days after the date he or she ceases to be an Employee of the Company, but only to the extent that he was entitled to exercise it on the date of such termination. To the extent that the Employee was not entitled to exercise the Option at the date of such termination, or if the Employee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

            (c) Disability. Unless otherwise provided in the Incentive Agreement, notwithstanding the provisions of Section 7.8(b) above, in the event an Employee is unable to continue his or her employment


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with the Company as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code), the Employee may exercise his Option at any time within six (6) months after the date of termination, but only to the extent the Employee was entitled to exercise it at the date of such termination. To the extent that the Employee was not entitled to exercise the Option at the date of termination, or if the Employee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

            (d) Death. Unless otherwise provided in the Incentive Agreement, if an Optionee dies during the term of the Option and is at the time of his death an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Optionee's executor or other legal representative or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      7.9 Option Reissuance. The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options under this Section 7 and grant in substitution new Options under the Plan covering the same or a different number of Shares but with an Option Price not less than the Fair Market Value per share on the new Date of Grant.

      7.10 Incentive Agreement. Each grant of an Option shall be evidenced by an Incentive Agreement, which shall be executed on behalf of the Company by any Officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board or the Committee may determine consistent with this Plan.

8.    Adjustments Upon Changes in Capitalization or Merger.

      Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number Shares subject to an Option or the Option Price thereof.


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      In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each holder the right to exercise his or her Option as to all or any part thereof, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option as to all of the Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice (but not later than the expiration of the term of the Option), and the Option will terminate upon the expiration of such period.

9.    Transferability.

      Except to the extent otherwise expressly provided in the Plan, the right to acquire Shares or other assets under the Plan may not be assigned, encumbered or otherwise transferred by an Optionee and any attempt by an Optionee to do so will be null and void. No Option granted under this Plan may be transferred by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder or equivalent laws of the Optionees jurisdiction of residence. Options granted under this Plan may not be exercised during a Participant's lifetime except by the Optionee or, in the event of the Optionee's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under applicable law and court supervision.

10.   Time of Granting of Options.

      The Date of Grant of an Option shall, for all purposes, be the date on which the Board or Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

11.   Amendment and Termination of the Plan.

      11.1 The Board may amend Plan from time to time in such respects as the Board may deem advisable or otherwise terminate the Plan.

      11.2 Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and


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signed by the Optionee and the Company.

      11.3 Notwithstanding the foregoing, this Plan shall terminate upon the earlier of (i) December 31, 2010 or such earlier date as the Board shall determine, or (ii) the date on which all awards available for issuance in the last year of the Plan shall have been issued and fully exercised (the "Termination Date"). Upon termination of the Plan, no further Options may be granted pursuant to the Plan, but all Options granted prior thereto and still outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the Incentive Agreements evidencing such Options.

12.   Withholding Taxes.

      The Company is authorized to withhold income taxes as required under applicable laws or regulations. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Optionee or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Optionee or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Board or the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Shares. The Company and any Optionee or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

13.   Corporate Transaction or Change of Control.

      The Board or the Committee shall have the right in its sole discretion to include with respect to any award granted to an Optionee hereunder provisions accelerating the benefits of the award in the event of a Corporate Transaction or Change of Control, which acceleration rights may be granted in connection with an award pursuant to the agreement evidencing the same or at any time after an award has been granted to an Optionee.

14.   Miscellaneous Provisions.

      14.1 Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

      14.2 Construction of Plan. The place of administration of the Plan shall be in Calgary, Alberta or such other situs as the Board may designate, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein without regard to conflict of law principles and, where applicable, in accordance with the Code. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

      14.3 Other Compensation. The Board or the Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or


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

her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

      14.4 Continuation of Employment or Services. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its Employees.

      14.5 Certain Terminations of Employment or Consulting Services, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Company, termination of employment or consulting services to enter public or military service with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of an Optionee who holds an Option that is not immediately and fully exercisable, the Board or the Committee may take any action that it deems to be equitable under the circumstances or in the best interest of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

      14.6 Binding Effect. The provisions of the Plan and the applicable Incentive Agreements shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Participants, their legal representatives, their heirs or legacees and their permitted assignees.

      14.7 Exchange Act Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Board or the Committee fails to so comply, they shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or the Committee.

      14.8 Conditions upon Issuance of Shares.

            (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the Canadian Business Corporations Act, applicable securities statutes in any other jurisdiction, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased or otherwise acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company such a representation is required by any of the aforementioned relevant provisions of law.

            (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      14.9 Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Board or the Committee may provide for the elimination of fractions or for the settlement thereof in cash.

      14.10 Reservation of Shares. The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      14.11 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member or Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member undertakes to handle and defend it on his own behalf.

      14.12 Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

      14.13 Use of Proceeds. Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

      14.14 Regulatory Approvals.

            (a) The implementation of the Plan, the granting of any awards under the Plan and the issuance of any Shares shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the Shares issued pursuant to it.

            (b) No Shares or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal, provincial and applicable foreign securities laws,

      14.15 Other Tax Matters. Reference herein to the Code and any described tax consequences related to the Plan or the granting or exercise of an award hereunder pertain only to those persons (including the Company) subject to the tax laws of the United States of America or any state or territory thereof.



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